UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 12, 2005

VERTEX PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS

000-19319

04-3039129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Waverly Street

Cambridge, Massachusetts  02139

(Address of principal executive offices) (Zip Code)

(617) 444-6100

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

(a)                                  On December 12, 2005, Vertex Pharmaceuticals Incorporated (the “Company”) entered into a Research, License and Commercialization Agreement (the “Agreement”) with Glaxo Group Limited (“GlaxoSmithKline”). Under the terms of the Agreement, GlaxoSmithKline will have the exclusive right and license to develop and commercialize VX-409, the Company’s novel, subtype selective sodium channel modulator for the treatment of pain, and back-up compounds, worldwide.  Prior to commercial launch of any drug that is covered by the Agreement, GlaxoSmithKline may currently terminate the Agreement without cause upon six months’ notice to the Company.  In addition to this Agreement, the Company and GlaxoSmithKline are parties to a separate ongoing collaboration to develop and commercialize HIV protease inhibitors, including Lexiva (fosamprenivir calcium) and brecanavir (formerly known as VX-385).  A copy of the Company’s press release announcing the Agreement is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

(b)                                  On December 12, 2005, Richard C. Garrison joined the Company as its Senior Vice President, Organizational Development.  In connection with his employment, the Company and Mr. Garrison executed an employment agreement (the “Employment Agreement”).  Pursuant to the Employment Agreement, Mr. Garrison will receive an annualized salary of $320,000, subject to review and upward adjustment by the Board of Directors as part of the Company’s normal annual senior executive review process in effect from time to time.  Mr. Garrison will also receive an $80,000 sign on bonus, which must be refunded to the Company if his employment is terminated by the Company for cause during the one year period following the commencement of his employment.  As part of his compensation package, Mr. Garrison also received an initial grant of restricted shares and stock options, both of which will vest over a four year period.  The Employment Agreement provides for a four year term of employment for Mr. Garrison, but it is terminable by Mr. Garrison or by the Company on 30 days’ notice.  If the Company terminates Mr. Garrison’s employment other than for cause during the term of the Employment Agreement, he will be entitled to (i) severance equal to 12 months’ salary, plus bonus, payable in equal monthly installments, and (ii) 18 months’ additional vesting of restricted stock and stock options.  In connection with the Employment Agreement, the Company entered into a Change of Control Agreement, as amended, with Mr. Garrison.  The Change of Control Agreement provides that if Mr. Garrison’s employment is terminated under certain circumstances in connection with a change of control, Mr. Garrison will be entitled to severance pay equal to 12 months base salary plus accrued bonus, as well as 18 months accelerated vesting of stock options and restricted stock held by him.

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits

Exhibit	Description of Document

99.1

Press Release of Vertex Pharmaceuticals Incorporated, dated December 12, 2005, titled “GlaxoSmithKline and Vertex Announce New Collaboration to Develop and Commercialize VX-409, a Novel Compound for the Treatment of Pain.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: December 16, 2005	/s/ Kenneth S. Boger
Kenneth S. Boger
Senior Vice President and General Counsel